-more- August 3, 2021 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Brad Borror 918-588-7582 ONEOK Announces Higher Second Quarter 2021 Earnings Expects 2021 Results Above Guidance Midpoints TULSA, Okla. - Aug. 3, 2021 - ONEOK, Inc. (NYSE: OKE) today announced higher second quarter 2021 results and an expectation for 2021 results to be above guidance midpoints. Higher Second Quarter 2021 Results, Compared With Second Quarter 2020: • Net income of $342.1 million, resulting in 77 cents per diluted share. • 50% increase in adjusted EBITDA to $801.5 million. • 86% increase in Rocky Mountain region NGL raw feed throughput volumes. • 52% increase in Rocky Mountain region natural gas volumes processed. • $1.06 per MMBtu average fee rate in the natural gas gathering and processing segment. Expects 2021 Results Above Guidance Midpoints: Based on year-to-date results, expected volumes and commodity prices, ONEOK now expects 2021 net income and adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) to be above the midpoints of the ranges provided on April 27, 2021, of $1,200 million to $1,500 million, and $3,050 million to $3,350 million, respectively. Exhibit 99.1

ONEOK Announces Higher Second Quarter 2021 Earnings

Aug. 3, 2021

Page 2

SECOND QUARTER 2021 FINANCIAL HIGHLIGHTS

	Three Months Ended June 30,		Six Months Ended June 30,	
	2021	**2020**	**2021**	**2020**
	(Millions of dollars, except per share amounts and coverage ratios)			
Net income (loss) (a)	**$ 342.1**	$ 134.3	**$ 728.3**	$ (7.5)
Diluted earnings (loss) per common share (a)	**$ 0.77**	$ 0.32	**$ 1.63**	$ (0.02)
Adjusted EBITDA (b) (c)	**$ 801.5**	$ 533.9	**$ 1,667.9**	$ 1,234.7
DCF (b)	**$ 570.0**	$ 300.5	**$ 1,231.8**	$ 822.9
DCF in excess of (less than) dividends paid (b)	**$ 153.1**	$ (86.8)	**$ 398.7**	$ 48.9
Dividend coverage ratio (b)	**1.37**	0.78	**1.48**	1.06
Operating income (d)	**$ 611.5**	$ 355.7	**$ 1,276.2**	$ 272.3
Operating costs	**$ 254.3**	$ 224.4	**$ 505.9**	$ 431.4
Depreciation and amortization	**$ 156.9**	$ 140.4	**$ 314.0**	$ 272.8
Equity in net earnings from investments	**$ 25.7**	$ 25.3	**$ 59.0**	$ 70.0
Capital expenditures	**$ 147.4**	$ 594.3	**$ 324.1**	$ 1,544.0

(a) Amounts for the three and six months ended June 30, 2020, include benefits of $4.3 million and $20.0 million, respectively, related to net gains on open market repurchases of debt. Amounts for the six months ended June 30, 2020, also include noncash charges of $641.8 million, or $1.17 per diluted share after-tax, related primarily to impairments in the natural gas gathering and processing segment and a benefit of $14.4 million, or 3 cents per diluted share after-tax, related to the mark-to-market of ONEOK's share-based deferred compensation plan.
(b) Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), distributable cash flow (DCF) and dividend coverage ratio are non-GAAP measures. Reconciliations to relevant GAAP measures are included in this news release.
(c) Amounts for the three and six months ended June 30, 2020, include benefits of $4.3 million and $20.0 million, respectively, related to gains on open market repurchases of debt.
(d) Amount for the six months ended June 30, 2020, includes noncash impairment charges of $604.0 million.

"Increasing volumes across our systems due to accelerating producer activity, continued strengthening of the gas-to-oil ratio in the Williston Basin and increased ethane recovery contributed to a strong second quarter," said Pierce H. Norton II, ONEOK president and chief executive officer. "Our performance through the first half of the year and our expectations for 2021 provide a tailwind into 2022.

"ONEOK remains focused on operating our assets in a safe, reliable and environmentally responsible manner with the health and safety of our employees top of mind," added Norton. "We're committed to meeting our customers' needs as we provide essential energy resources to a recovering global economy."

SECOND QUARTER 2021 FINANCIAL PERFORMANCE

ONEOK's second quarter 2021 net income and adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) increased, compared with the second quarter 2020. Higher results benefited from increased natural gas and natural gas liquids (NGL) volumes in the Rocky Mountain region and lower realized commodity prices in the second quarter 2020

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ONEOK Announces Higher Second Quarter 2021 Earnings Aug. 3, 2021 Page 3 -more- in the natural gas gathering and processing segment. Net income for the period also increased due to higher interest expense in the second quarter 2020 related to the settlement of interest-rate swaps. Results included higher operating costs from materials, supplies and outside services expenses, higher employee-related costs and property taxes. Net income for the period also included higher depreciation expense due to capital projects placed in service in 2020. HIGHLIGHTS: • Second quarter 2021 adjusted EBITDA of $801.5 million, a 50% increase compared with second quarter 2020. • ONEOK’s annual Corporate Sustainability Report was released in July 2021. • The Arbuckle II Pipeline expansion, increasing capacity up to 500,000 barrels per day (bpd), was completed in the second quarter 2021. • The 200 million cubic feet per day (MMcf/d) Bear Creek natural gas processing plant expansion and related infrastructure in the Williston Basin is expected to be completed in the fourth quarter 2021. • In July 2021, declaring a quarterly dividend of 93.5 cents per share, or $3.74 per share on an annualized basis. • As of June 30, 2021: ◦ 4.30 times annualized run-rate net debt-to-EBITDA ratio. ◦ No borrowings outstanding under ONEOK’s $2.5 billion credit agreement. ◦ $374.4 million of cash and cash equivalents. BUSINESS SEGMENT RESULTS: Natural Gas Liquids Segment Three Months Ended Six Months Ended June 30, June 30, Natural Gas Liquids Segment 2021 2020 2021 2020 (Millions of dollars) Adjusted EBITDA $ 480.3 $ 337.6 $ 915.9 $ 748.6 Capital expenditures $ 60.0 $ 459.8 $ 172.0 $ 1,206.0 The increase in second quarter 2021 adjusted EBITDA, compared with the second quarter 2020, primarily reflects: • A $137.5 million increase in exchange services due primarily to: ◦ $118.2 million in higher volumes in the Rocky Mountain region and lower transportation costs,

ONEOK Announces Higher Second Quarter 2021 Earnings Aug. 3, 2021 Page 4 -more- ◦ $20.6 million related to wider commodity price differentials, and ◦ $12.3 million related to the recognition of proceeds previously considered a gain contingency, offset by ◦ $12.1 million in lower earnings related to higher unfractionated NGLs held in inventory resulting from planned and unplanned outages at ONEOK’s fractionation facilities. The related earnings benefit of approximately $12.5 million is expected to be recognized in the second half of 2021 as current inventory is fractionated and sold; and • A $35.9 million increase in optimization and marketing due primarily to wider location price differentials and increased optimization volumes; offset by • A $21.9 million increase in operating costs due primarily to increased property taxes associated with ONEOK’s completed capital-growth projects, higher outside services expenses and employee-related costs. The increase in adjusted EBITDA for the six-month 2021 period, compared with the same period last year, primarily reflects: • A $201.2 million increase in exchange services (excluding the impact of Winter Storm Uri discussed below) due primarily to: ◦ $187.6 million in higher volumes in the Rocky Mountain region and lower transportation costs, offset by $11.0 million in lower volumes in the Permian Basin due to short-term contracts in 2020 and increased ethane rejection in 2021, ◦ $36.4 million related to wider commodity price differentials, and ◦ $12.3 million related to the recognition of proceeds previously considered a gain contingency, offset by ◦ $21.6 million in lower earnings related to higher unfractionated NGLs held in inventory resulting from planned and unplanned outages at ONEOK’s fractionation facilities. The related earnings benefit of approximately $12.5 million is expected to be recognized in the second half of 2021 as current inventory is fractionated and sold, and • A $74.7 million increase in optimization and marketing due primarily to increased activities during Winter Storm Uri, unfavorable changes in the value of NGLs held in inventory in 2020 and wider 2021 location price differentials; offset by • A $46.2 million decrease in exchange services related to Winter Storm Uri due primarily to decreased volumes across ONEOK’s operations and increased electricity costs; • A $43.5 million increase in operating costs due primarily to higher employee-related costs and increased property taxes associated with ONEOK’s completed capital-growth projects; and • A $14.4 million decrease in equity in net earnings from investments due primarily to lower volumes on the Overland Pass Pipeline.

ONEOK Announces Higher Second Quarter 2021 Earnings Aug. 3, 2021 Page 5 -more- Natural Gas Gathering and Processing Segment Three Months Ended Six Months Ended June 30, June 30, Natural Gas Gathering and Processing Segment 2021 2020 2021 2020 (Millions of dollars) Adjusted EBITDA $ 229.3 $ 88.7 $ 434.0 $ 248.4 Capital expenditures $ 56.9 $ 118.2 $ 96.5 $ 299.8 Second quarter 2021 adjusted EBITDA increased, compared with the second quarter 2020, which primarily reflects: • An $85.3 million increase due primarily to lower realized commodity prices in 2020 impacting fee-based contracts with a percent of proceeds (POP) component; and • A $60.1 million increase from higher volumes due primarily to production curtailments in 2020 and increased production in the Rocky Mountain region in 2021, offset partially by natural production declines in the Mid-Continent region; offset by • A $7.3 million increase in operating costs due primarily to higher materials, supplies and outside services expenses. The increase in adjusted EBITDA for the six-month 2021 period, compared with the same period last year, primarily reflects: • A $130.9 million increase due primarily to lower realized commodity prices in 2020 impacting fee-based contracts with a POP component; and • A $51.0 million increase from higher volumes due primarily to increased production in 2021 and curtailments in 2020 in the Rocky Mountain region, offset partially by natural production declines in the Mid-Continent region. Natural Gas Pipelines Segment Three Months Ended Six Months Ended June 30, June 30, Natural Gas Pipelines Segment 2021 2020 2021 2020 (Millions of dollars) Adjusted EBITDA $ 94.7 $ 109.8 $ 320.9 $ 222.4 Capital expenditures $ 27.8 $ 10.9 $ 49.0 $ 27.5

ONEOK Announces Higher Second Quarter 2021 Earnings Aug. 3, 2021 Page 6 -more- The decrease in second quarter 2021 adjusted EBITDA, compared with the second quarter 2020, primarily reflects: • A $10.9 million decrease in transportation services due primarily to a favorable $13.5 million contract settlement in the second quarter 2020; and • A $5.3 million increase in operating costs due primarily to higher supplies and outside services expenses and higher employee-related costs. The increase in adjusted EBITDA for the six-month 2021 period, compared with the same period last year, primarily reflects: • A $105.4 million increase due primarily to higher average natural gas prices on 5.2 billion cubic feet (Bcf) of natural gas sales in the first quarter 2021 of volumes previously held in inventory, compared with 1.2 Bcf in the first quarter 2020; and • A $4.5 million increase in transportation services due primarily to higher park-and-loan activity and higher interruptible transportation revenue in the first quarter 2021, offset partially by a favorable $13.5 million contract settlement in the second quarter 2020; offset by • A $10.6 million increase in operating costs due primarily to higher supplies expenses and employee-related costs. EARNINGS CONFERENCE CALL AND WEBCAST: ONEOK executive management will conduct a conference call at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time) on Aug. 4, 2021. The call also will be carried live on ONEOK’s website. To participate in the telephone conference call, dial 800-367-2403, pass code 1023039, or log on to www.oneok.com. If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 1023039. LINK TO EARNINGS TABLES AND PRESENTATION: https://ir.oneok.com/financial-information/financial-reports/2021 NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURES:

ONEOK Announces Higher Second Quarter 2021 Earnings Aug. 3, 2021 Page 7 -more- ONEOK has disclosed in this news release adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), distributable cash flow and dividend coverage ratio, which are non-GAAP financial metrics, used to measure the company’s financial performance and are defined as follows: • Adjusted EBITDA is defined as net income adjusted for interest expense, depreciation and amortization, noncash impairment charges, income taxes, noncash compensation expense, allowance for equity funds used during construction (equity AFUDC), and other noncash items; • Distributable cash flow is defined as adjusted EBITDA, computed as described above, less interest expense, maintenance capital expenditures and equity earnings from investments, excluding noncash impairment charges, adjusted for cash distributions received from unconsolidated affiliates and certain other items; and • Dividend coverage ratio is defined as ONEOK’s distributable cash flow to ONEOK shareholders divided by the dividends paid in the period. These non-GAAP financial measures described above are useful to investors because they, and similar measures, are used by many companies in the industry as a measure of financial performance and are commonly employed by financial analysts and others to evaluate our financial performance and to compare our financial performance with the performance of other companies within our industry. Adjusted EBITDA, ONEOK distributable cash flow and dividend coverage ratio should not be considered in isolation or as a substitute for net income or any other measure of financial performance presented in accordance with GAAP. These non-GAAP financial measures exclude some, but not all, items that affect net income. Additionally, these calculations may not be comparable with similarly titled measures of other companies. Reconciliations of net income (loss) to adjusted EBITDA, distributable cash flow and coverage ratio are included in the tables. ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Rocky Mountain, Mid-Continent and Permian regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. ONEOK is a FORTUNE 500 company and is included in S&P 500. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Instagram, Facebook and Twitter. This news release contains certain "forward-looking statements" within the meaning of federal securities laws. Words such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plans,” “potential,” “projects,” “scheduled,” “should,” “will,” “would,” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect our current views about future events. Such forward-looking statements include, but are not limited to, statements about the benefits of the transaction involving us, including future financial and operating results, our plans, objectives, expectations and intentions, and other statements that are not historical facts, including future

ONEOK Announces Higher Second Quarter 2021 Earnings Aug. 3, 2021 Page 8 -more- results of operations, projected cash flow and liquidity, business strategy, expected synergies or cost savings, and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this news release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties, many of which are beyond our control, and are not guarantees of future results. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. These risks and uncertainties include, without limitation, the following: • the length, severity and reemergence of a pandemic or other health crisis, such as the outbreak of COVID- 19 and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address it, which may (as with COVID-19) precipitate or exacerbate one or more of the factors herein, reduce the demand for natural gas, NGLs and crude oil and significantly disrupt or prevent us and our customers and counterparties from operating in the ordinary course for an extended period and increase the cost of operating our business; • operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruption; • the impact on drilling and production by factors beyond our control, including the demand for natural gas and crude oil; producers' desire and ability to drill and obtain necessary permits; regulatory compliance; reserve performance; and capacity constraints and/or shutdowns on the pipelines that transport crude oil, natural gas and NGLs from producing areas and our facilities; • risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines that outpace new drilling, the shutting-in of production by producers, actions taken by federal, state or local governments to require producers to prorate or to cut their production levels as a way to address any excess market supply situations or extended periods of ethane rejection; • demand for our services and products in the proximity of our facilities; • economic climate and growth in the geographic areas in which we operate; • the risk of a slowdown in growth or decline in the United States or international economies, including liquidity risks in United States or foreign credit markets; • performance of contractual obligations by our customers, service providers, contractors and shippers; • the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, pipeline safety, environmental compliance, cybersecurity, climate change initiatives, production limits and authorized rates of recovery of natural gas and natural gas transportation costs; • changes in demand for the use of natural gas, NGLs and crude oil because of the development of new technologies or other market conditions caused by concerns about climate change; • the effects of weather and other natural phenomena, including climate change, on our operations, demand for our services and energy prices; • acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers', customers’ or shippers' facilities; • the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions throughout the world; • the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks; • the timing and extent of changes in energy commodity prices, including changes due to production decisions by other countries, such as the failure of countries to abide by agreements to reduce production volumes; • competition from other United States and foreign energy suppliers and transporters, as well as alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels such as ethanol and biodiesel; • the ability to market pipeline capacity on favorable terms, including the effects of: – future demand for and prices of natural gas, NGLs and crude oil; – competitive conditions in the overall energy market; – availability of supplies of United States natural gas and crude oil; and – availability of additional storage capacity;

ONEOK Announces Higher Second Quarter 2021 Earnings Aug. 3, 2021 Page 9 -more- • the efficiency of our plants in processing natural gas and extracting and fractionating NGLs; • the composition and quality of the natural gas and NGLs we gather and process in our plants and transport on our pipelines; • risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties; • our ability to control operating costs and make cost-saving changes; • the risk inherent in the use of information systems in our respective businesses and those of our counterparties and service providers, including cyber-attacks, which, according to experts, have increased in volume and sophistication since the beginning of the COVID-19 pandemic; implementation of new software and hardware, and the impact on the timeliness of information for financial reporting; • the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline and other projects and required regulatory clearances; • the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and Federal Energy Regulatory Commission (FERC)-regulated rates; • the results of governmental actions, administrative proceedings and litigation, regulatory actions, executive orders, rule changes and receipt of expected clearances involving any local, state or federal regulatory body, including the FERC, the National Transportation Safety Board, the Pipeline and Hazardous Materials Safety Administration (PHMSA), the U.S. Environmental Protection Agency (EPA) and the U.S. Commodity Futures Trading Commission (CFTC); • the mechanical integrity of facilities and pipelines operated; • the capital intensive nature of our businesses; • the impact of unforeseen changes in interest rates, debt and equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension and postretirement expense and funding resulting from changes in equity and bond market returns; • actions by rating agencies concerning our credit; • our indebtedness and guarantee obligations could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantages compared with our competitors that have less debt or have other adverse consequences; • our ability to access capital at competitive rates or on terms acceptable to us; • our ability to acquire all necessary permits, consents or other approvals in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct gathering, processing, storage, fractionation and transportation facilities without labor or contractor problems; • our ability to control construction costs and completion schedules of our pipelines and other projects; • difficulties or delays experienced by trucks, railroads or pipelines in delivering products to or from our terminals or pipelines; • the uncertainty of estimates, including accruals and costs of environmental remediation; • the impact of uncontracted capacity in our assets being greater or less than expected; • the impact of potential impairment charges; • the profitability of assets or businesses acquired or constructed by us; • risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions; • the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant; • the impact and outcome of pending and future litigation; • the impact of recently issued and future accounting updates and other changes in accounting policies; and • the risk factors listed in the reports ONEOK has filed and may file with the Securities and Exchange Commission (the "SEC"), which are incorporated by reference. These reports are also available from the sources described below. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. ONEOK undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or changes in circumstances, expectations or otherwise.

ONEOK Announces Higher Second Quarter 2021 Earnings Aug. 3, 2021 Page 10 -more- The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the most recent reports on Form 10-K and Form 10-Q and other documents of ONEOK on file with the SEC. ONEOK's SEC filings are available publicly on the SEC's website at www.sec.gov. ###

ONEOK Announces Higher Second Quarter 2021 Earnings

Aug. 3, 2021

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ONEOK, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended June 30,		Six Months Ended June 30,	
(Unaudited)	**2021**	**2020**	**2021**	**2020**
	(Thousands of dollars, except per share amounts)			
Revenues				
Commodity sales	**$ 3,074,773**	$ 1,343,557	**$ 5,910,882**	$ 3,152,177
Services	**314,191**	317,172	**672,761**	645,224
Total revenues	**3,388,964**	1,660,729	**6,583,643**	3,797,401
Cost of sales and fuel (exclusive of items shown separately below)	**2,366,979**	940,458	**4,488,489**	2,217,386
Operations and maintenance	**212,319**	190,138	**419,477**	365,234
Depreciation and amortization	**156,921**	140,416	**314,041**	272,769
Impairment charges	**—**	—	**—**	604,024
General taxes	**41,940**	34,326	**86,379**	66,270
Gain on sale of assets	**(707)**	(339)	**(976)**	(543)
Operating income	**611,512**	355,730	**1,276,233**	272,261
Equity in net earnings from investments	**25,720**	25,328	**59,040**	69,955
Impairment of equity investments	**—**	—	**—**	(37,730)
Allowance for equity funds used during construction	**426**	3,854	**1,238**	19,263
Other income	**7,005**	17,693	**7,220**	34,168
Other expense	**(7,498)**	(6,176)	**(12,735)**	(18,124)
Interest expense (net of capitalized interest of $5,443, $16,473, $10,538, and $47,618,respectively)	**(184,957)**	(218,968)	**(370,480)**	(359,584)
Income (loss) before income taxes	**452,208**	177,461	**960,516**	(19,791)
Income tax (expense) benefit	**(110,069)**	(43,140)	**(232,201)**	12,255
Net income (loss)	**342,139**	134,321	**728,315**	(7,536)
Less: Preferred stock dividends	**275**	275	**550**	550
Net income (loss) available to common shareholders	**$ 341,864**	$ 134,046	**$ 727,765**	$ (8,086)
Basic earnings (loss) per common share	**$ 0.77**	$ 0.32	**$ 1.63**	$ (0.02)
Diluted earnings (loss) per common share	**$ 0.77**	$ 0.32	**$ 1.63**	$ (0.02)
Average shares (*thousands*)				
Basic	**446,337**	419,722	**446,116**	417,002
Diluted	**446,903**	420,116	**446,894**	417,002

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ONEOK Announces Higher Second Quarter 2021 Earnings Aug. 3, 2021 Page 12 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS June 30, December 31, (Unaudited) 2021 2020 Assets (Thousands of dollars) Current assets Cash and cash equivalents $ 374,377 $ 524,496 Accounts receivable, net 1,091,982 829,796 Materials and supplies 144,824 143,178 NGLs and natural gas in storage 454,760 227,810 Commodity imbalances 14,873 11,959 Other current assets 154,807 132,536 Total current assets 2,235,623 1,869,775 Property, plant and equipment Property, plant and equipment 23,393,034 23,072,935 Accumulated depreciation and amortization 4,211,515 3,918,007 Net property, plant and equipment 19,181,519 19,154,928 Investments and other assets Investments in unconsolidated affiliates 800,351 805,032 Goodwill and net intangible assets 768,509 773,723 Other assets 451,246 475,296 Total investments and other assets 2,020,106 2,054,051 Total assets $ 23,437,248 $ 23,078,754

ONEOK Announces Higher Second Quarter 2021 Earnings Aug. 3, 2021 Page 13 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS (Continued) June 30, December 31, (Unaudited) 2021 2020 Liabilities and equity (Thousands of dollars) Current liabilities Current maturities of long-term debt $ 536,107 $ 7,650 Accounts payable 1,052,561 719,302 Commodity imbalances 244,582 186,372 Accrued taxes 94,048 89,428 Accrued interest 244,669 245,153 Operating lease liability 14,570 13,610 Other current liabilities 208,064 83,032 Total current liabilities 2,394,601 1,344,547 Long-term debt, excluding current maturities 13,637,581 14,228,421 Deferred credits and other liabilities Deferred income taxes 881,711 669,697 Operating lease liability 81,707 87,610 Other deferred credits 531,262 706,081 Total deferred credits and other liabilities 1,494,680 1,463,388 Commitments and contingencies Equity ONEOK shareholders’ equity: Preferred stock, $0.01 par value: authorized and issued 20,000 shares at June 30, 2021, and at December 31, 2020 — — Common stock, $0.01 par value: authorized 1,200,000,000 shares; issued 474,916,234 shares and outstanding 445,817,509 shares at June 30, 2021; issued 474,916,234 shares and outstanding 444,872,383 shares at December 31, 2020 4,749 4,749 Paid-in capital 7,247,334 7,353,396 Accumulated other comprehensive loss (601,443) (551,449) Retained earnings — — Treasury stock, at cost: 29,098,725 shares at June 30, 2021, and 30,043,851 shares at December 31, 2020 (740,254) (764,298) Total equity 5,910,386 6,042,398 Total liabilities and equity $ 23,437,248 $ 23,078,754

ONEOK Announces Higher Second Quarter 2021 Earnings Aug. 3, 2021 Page 14 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Six Months Ended June 30, (Unaudited) 2021 2020 (Thousands of dollars) Operating activities Net income (loss) $ 728,315 $ (7,536) Adjustments to reconcile net income (loss) to net cash provided by operating activities: Depreciation and amortization 314,041 272,769 Impairment charges — 641,754 Equity in net earnings from investments (59,040) (69,955) Distributions received from unconsolidated affiliates 58,486 71,656 Deferred income tax expense (benefit) 226,963 (13,541) Other, net 39,837 (25,944) Changes in assets and liabilities: Accounts receivable (268,541) 220,558 NGLs and natural gas in storage (226,950) 103,043 Accounts payable 363,694 (240,841) Risk-management assets and liabilities (158,927) (139,724) Other assets and liabilities 60,105 (75,821) Cash provided by operating activities 1,077,983 736,418 Investing activities Capital expenditures (less allowance for equity funds used during construction) (324,122) (1,543,961) Distributions received from unconsolidated affiliates in excess of cumulative earnings 11,695 18,081 Other, net (12,138) (29,006) Cash used in investing activities (324,565) (1,554,886) Financing activities Dividends paid (833,083) (773,961) Repayment of short-term borrowings, net — (220,000) Issuance of long-term debt, net of discounts — 3,244,777 Repayment of long-term debt (68,787) (1,406,119) Issuance of common stock 16,327 954,423 Other (17,994) (55,878) Cash provided by (used in) financing activities (903,537) 1,743,242 Change in cash and cash equivalents (150,119) 924,774 Cash and cash equivalents at beginning of period 524,496 20,958 Cash and cash equivalents at end of period $ 374,377 $ 945,732

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Aug. 3, 2021

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ONEOK, Inc. and Subsidiaries
INFORMATION AT A GLANCE

(Unaudited)	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
	(Millions of dollars, except as noted)			
Natural Gas Liquids				
Operating costs, excluding noncash compensation adjustments	**$ 121.1**	$ 99.2	**$ 237.1**	$ 193.6
Depreciation and amortization	**$ 74.2**	$ 69.1	**$ 148.7**	$ 126.9
Equity in net earnings from investments	**$ 5.1**	$ 7.8	**$ 8.7**	$ 23.1
Adjusted EBITDA	**$ 480.3**	$ 337.6	**$ 915.9**	$ 748.6
Raw feed throughput (*MBbl/d*) (a)	**1,209**	1,010	**1,123**	1,050
Average Conway-to-Mont Belvieu OPIS price differential - ethane in ethane/propane mix (*$/gallon*)	**$ —**	$ —	**$ (0.01)**	$ 0.01
Capital expenditures	**$ 60.0**	$ 459.8	**$ 172.0**	$ 1,206.0
(a) - Represents physical raw feed volumes on which ONEOK charges a fee for transportation and/or fractionation services.				
Natural Gas Gathering and Processing				
Operating costs, excluding noncash compensation adjustments	**$ 82.0**	$ 74.7	**$ 162.7**	$ 162.4
Depreciation and amortization	**$ 67.3**	$ 55.4	**$ 134.3**	$ 114.2
Equity in net earnings from investments	**$ 0.4**	$ (2.1)	**$ 2.2**	$ (1.3)
Adjusted EBITDA	**$ 229.3**	$ 88.7	**$ 434.0**	$ 248.4
Natural gas gathered (*BBtu/d*) (a)	**2,732**	2,225	**2,661**	2,497
Natural gas processed (*BBtu/d*) (a) (b)	**2,481**	2,067	**2,431**	2,317
Average fee rate (*$/MMBtu*) (a)	**$ 1.06**	$ 0.71	**$ 1.05**	$ 0.78
Capital expenditures	**$ 56.9**	$ 118.2	**$ 96.5**	$ 299.8
(a) - Includes volumes for consolidated entities only.				
(b) - Includes volumes ONEOK processed at company-owned and third-party facilities.				
Natural Gas Pipelines				
Operating costs, excluding noncash compensation adjustments	**$ 36.2**	$ 30.9	**$ 76.2**	$ 65.6
Depreciation and amortization	**$ 14.5**	$ 14.9	**$ 29.0**	$ 29.7
Equity in net earnings from investments	**$ 20.2**	$ 19.7	**$ 48.2**	$ 48.2
Adjusted EBITDA	**$ 94.7**	$ 109.8	**$ 320.9**	$ 222.4
Natural gas transportation capacity contracted (*MDth/d*) (a)	**7,280**	7,314	**7,362**	7,553
Transportation capacity contracted (a)	**93 %**	94 %	**94 %**	97 %
Capital expenditures	**$ 27.8**	$ 10.9	**$ 49.0**	$ 27.5
(a) - Includes volumes for consolidated entities only.				

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ONEOK Announces Higher Second Quarter 2021 Earnings Aug. 3, 2021 Page 16 -more- ONEOK, Inc. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Three Months Ended Six Months Ended June 30, June 30, (Unaudited) 2021 2020 2021 2020 (Thousands of dollars, except per share amounts and coverage ratios) Reconciliation of net income (loss) to adjusted EBITDA, distributable cash flow and dividend coverage Net income (loss) $ 342,139 $ 134,321 $ 728,315 $ (7,536) Interest expense, net of capitalized interest 184,957 218,968 370,480 359,584 Depreciation and amortization 156,921 140,416 314,041 272,769 Income tax expense (benefit) 110,069 43,140 232,201 (12,255) Impairment charges — — — 641,754 Noncash compensation expense (benefit) (a) 7,825 957 24,108 (345) Equity AFUDC and other noncash items (426) (3,853) (1,239) (19,262) Adjusted EBITDA (b) 801,485 533,949 1,667,906 1,234,709 Interest expense, net of capitalized interest (184,957) (218,968) (370,480) (359,584) Maintenance capital (47,566) (26,208) (71,256) (51,397) Equity in net earnings from investments (25,720) (25,328) (59,040) (69,955) Distributions received from unconsolidated affiliates 29,128 41,211 70,181 89,737 Other, net (b) (2,418) (4,125) (5,498) (20,649) Distributable cash flow 569,952 300,531 1,231,813 822,861 Dividends paid to preferred shareholders (275) (275) (550) (550) Distributable cash flow to shareholders 569,677 300,256 1,231,263 822,311 Dividends paid (416,579) (387,019) (832,533) (773,411) Distributable cash flow in excess of (less than) dividends paid $ 153,098 $ (86,763) $ 398,730 $ 48,900 Dividends paid per share $ 0.935 $ 0.935 $ 1.870 $ 1.870 Dividend coverage ratio 1.37 0.78 1.48 1.06 Number of shares used in computation (thousands) 445,539 413,924 445,205 413,589 (a) Amounts for the six months ended June 30, 2021 and 2020, include a loss of $5.8 million and a benefit of $14.4 million, respectively, related to the mark-to-market of ONEOK’s share-based deferred compensation plan. (b) Amounts for the three and six months ended June 30, 2020, include benefits of $4.3 million and $20.0 million, respectively, related to gains on open market repurchases of debt.

ONEOK Announces Higher Second Quarter 2021 Earnings Aug. 3, 2021 Page 17 ONEOK, Inc. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES 2021 Guidance Range (Unaudited) (Millions of dollars) Reconciliation of net income to adjusted EBITDA and distributable cash flow Net income $ 1,200 - $ 1,500 Interest expense, net of capitalized interest 755 - 715 Depreciation and amortization 650 - 630 Income tax expense 380 - 480 Noncash compensation expense 55 - 35 Equity AFUDC and other noncash items 10 - (10) Adjusted EBITDA $ 3,050 - $ 3,350 Interest expense, net of capitalized interest (755) - (715) Maintenance capital (210) - (190) Equity in net earnings from investments (80) - (140) Distributions received from unconsolidated affiliates 130 - 150 Other 5 - (15) Distributable cash flow $ 2,140 - $ 2,440 2021 Guidance Range (Unaudited) (Millions of dollars) Reconciliation of segment adjusted EBITDA to adjusted EBITDA Segment Adjusted EBITDA: Natural Gas Liquids $ 1,825 - $ 1,995 Natural Gas Gathering and Processing 735 - 835 Natural Gas Pipelines 495 - 515 Other (5) - 5 Adjusted EBITDA $ 3,050 - $ 3,350